UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): November 8, 2010

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Commerce Boulevard
Cincinnati, Ohio		45140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-0911
________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On November 8, 2010, HealthWarehouse.com, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with four accredited investors (the “Investors”) and sold certain securities to the Investors in a non-public offering under Section 4(2) and under Rule 506 of Regulation D under the Securities Act of 1933.  Under the terms of the Purchase Agreement, the Company sold a total of 349,392 newly authorized shares of $0.001 par value Series B preferred stock (the “Series B Preferred Stock”) to the Investors at $9.45 per share for an aggregate price of approximately $3,300,000.  The Company also entered into a separate Loan and Security Agreement dated November 8, 2010 with two of the Investors (the “Loan Agreement”).  Under the terms of the Loan Agreement and the Purchase Agreement, the Company sold convertible promissory notes to those Investors in the aggregate principal amount of $1,000,000 (the “Convertible Notes”).  Under the terms of the Purchase Agreement, the Company also issued warrants to the Investors, pro rata to their investment amounts, to purchase an aggregate of 1,228,744 shares of the Company’s $0.001 par value common stock (the “Common Stock”) at an exercise price of $3.00 per share (the “Warrants”).  The Purchase Agreement contains customary representations and warranties about the Company and its business operations, and customary post-closing indemnification and other covenants.  The net proceeds from the sale of the Series B Preferred Stock and Convertible Notes will be used by the Company to expand its online presence, upgrade its technology infrastructure, and pay existing indebtedness and accrued expenses, and for general working capital purposes.

On November 8, 2010, the Company’s Board of Directors approved and the Company filed a Certificate of Designation of Preferences, Rights and Limitations with the Secretary of State of Delaware fixing the rights, preferences and restrictions of the Series B Preferred Stock (the “Certificate of Designation”).  The Certificate of Designation designates 625,000 shares of the Company’s preferred stock as Series B Preferred Stock.  Each share of outstanding Series B Preferred Stock is entitled to an annual preferential dividend of 7% of the original issue price of $9.45 per share (the “Original Issue Price”), payable on January 1 of each year, or on a sale or liquidation of the Company or conversion of the Series B Preferred Stock (the “Annual Dividend”).  The Annual Dividend can be paid in cash or in additional shares of Series B Preferred Stock valued at the Original Issue Price.  The Certificate of Designation required the Company to expand its Board to five members, and the holders of Series B Preferred Stock have the right to elect one director.  The holders of Series B Preferred Stock are entitled to vote on an as-converted basis with the holders of the Company’s Common Stock as a single class on general matters requiring a stockholder vote, and are entitled to vote as a separate class on specific matters affecting the rights and preferences of Series B Preferred Stock.  The holders of Series B Preferred Stock are entitled to a preferential liquidating distribution upon the sale or liquidation of the Company, equal to the Original Issue Price per share plus accrued Annual Dividends (the “Liquidation Preference”).  After receiving the Liquidation Preference, the holders of Series B Preferred Stock are entitled to participate in any remaining liquidating distributions on an as-converted basis with the holders of the Common Stock.  The Series B Preferred Stock may be converted at any time, in whole or in part, into shares of Common Stock at an initial conversion price of $1.89 per share (the “Conversion Price”).  The Conversion Price is subject to customary adjustments and anti-dilution protection provisions.  The Series B Preferred Stock is subject to mandatory conversion to Common Stock at the Conversion Price by a vote of the holders of a majority of the Series B Preferred Stock, or if the Company achieves certain market capitalization, trading price, and trading volume targets.

The Convertible Notes bear interest at the rate of 7% per annum compounded annually.  The principal amount and all accrued interest on the Convertible Notes are payable on December 31, 2012, or earlier on an event of default or a sale or liquidation of the Company.  The principal amount and accrued interest on the Convertible Notes may be converted at any time into shares of Series B Preferred Stock at a conversion price equal to the Original Issue Price per share, as adjusted.  If all of the shares of Series B Preferred Stock are automatically converted into Common Stock under the terms of the Certificate of Designation, then the Convertible Notes will also be converted into shares of Common Stock at the same time and on the same basis.  The Convertible Notes may not be pre-paid prior to their maturity date without the consent of the Convertible Note holders.  Under the Loan Agreement, the Company granted the Convertible Note holders a first, priority security interest in all of the Company’s assets, in order to secure the Company’s obligation to pay the Convertible Notes.  The Loan Agreement contains customary negative covenants restricting the Company’s ability to take certain actions without the Convertible Note Holders’ consent, including restrictions on incurring additional indebtedness, transferring or encumbering assets, paying dividends or making certain other payments, and acquiring other businesses.  The payment of the Convertible Notes may be accelerated prior to their maturity dates upon certain specified events of default, including failure to pay, bankruptcy, breach of covenant, and breach of representations and warranties.

Each Warrant may be exercised in whole or in part and from time to time for a term of five years from its grant date.  The Warrants contain customary purchase price adjustment provisions.  The Warrants are transferable in whole or in part, so long as the transfers comply with applicable securities laws.

On November 8, 2010, the Company and the Investors also entered into an Investor Rights Agreement (the “Rights Agreement”).  Under the Rights Agreement, the Investors have certain demand registration rights with respect to the Common Stock underlying the Series B Preferred Stock, the Convertible Notes and the Warrants (the “Registerable Securities”).  The demand registration rights are applicable after the earlier of three years or after the Common Stock is first listed or quoted on a national securities exchange.  Upon exercise of the demand registration rights, the Company will be obligated to prepare and file with the U.S. Securities and Exchange Commission a registration statement sufficient to permit the resale of the Registerable Securities.  The Investors also have customary “piggy-back” registration rights with respect to the Registerable Securities, and certain additional demand registration rights with respect to registration statements on Form S-3.  The Rights Agreement also contains certain customary negative and affirmative covenants relating to the Company taking certain actions, including limits on incurring additional indebtedness and inspection rights.  The Rights Agreement also grants the Investors a right of first refusal to participate on a pro-rata basis in any future sale or offering of the Company’s equity securities, subject to certain customary exceptions.  The covenants and the right of first refusal terminate on the first date on which less than 20% of the Series B Preferred Stock issued pursuant to the Purchase Agreement remains outstanding.  The Rights Agreement also gives the Investors the right, under certain circumstances following the conversion of the Series B Preferred Stock, to designate one person to serve on the Company’s Board of Directors.

The foregoing description of the Certificate of Designation, the Warrants, the Convertible Notes, the Purchase Agreement, the Loan Agreement, and the Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, the Warrants, the Convertible Notes, the Purchase Agreement, the Loan Agreement, and the Rights Agreement, which are filed as Exhibits 3.1, 4.1, 4.2, 4.3, 10.1, 10.2, and 10.3 hereto and are incorporated herein by reference.

Item 1.02                      Termination of a Material Definitive Agreement.

One of the Investors described in Item 1.01 above, HWH Lending LLC (“HWH”), and the Company were parties to a Loan and Security Agreement dated December 15, 2009 (the “Original Loan Agreement”).  Under the Original Loan Agreement, the Company and its subsidiary borrowed a total of $1,015,000 from HWH, represented by two promissory notes dated December 15, 2009 and May 14, 2010 respectively (the “Old Notes”).  The Original Loan Agreement and the Old Notes are described in more detail in the Company’s Current Reports on Form 8K filed on December 17, 2009 and May 18, 2010.  Under the terms of the Purchase Agreement described in Item 1.01 above, HWH cancelled the principal and accrued interest on the Old Notes in partial payment for the Series B Preferred Stock and Convertible Note purchased by HWH.  As a result, the Original Loan Agreement, the Notes, and all related documents have been terminated effective November 8, 2010.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 3.02.                      Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

On October 29, 2010, the holders of all of the remaining shares of the Company’s $0.001 par value Series A Preferred Stock converted those shares into an aggregate total of 53,752 shares of Common Stock.  The issuance of the Common Stock upon the conversion of the Series A Preferred shares was made without registration  in reliance on the exemptions from registration afforded by Sections 3(a)(9) and 4(2) under the Securities Act and corresponding provisions of state securities laws, which exempt the exchange by an issuer of a security with an existing security holder where no commission or other remuneration is paid or given for soliciting the exchange, and exempt transactions by an issuer not involving any public offering.

On November 8, 2010, the holders of convertible promissory notes in the aggregate principal amount of $125,000 converted the notes at a conversion price of $2.00 per share and received a total of 62,500 shares of the Company’s Common Stock.  The issuance of the Common Stock upon conversion of the notes was made without registration in reliance on the exemptions from registration afforded by Section 4(2) under the Securities Act of 1933 and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 5.03.                      Amendment to Articles of Incorporation as Bylaws; Change of Fiscal Year.

See Item 1.01, which is incorporated herein by reference, for a description of the Certificate of Designation and the rights, privileges and preferences of the Series B Preferred Stock.

Under the terms of the Purchase Agreement, the Company amended and restated its Bylaws effective November 8, 2010.  See Exhibit 3.2 hereto, which is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

3.1           Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock Pursuant to Section 151 of the Delaware General Corporation Law.

3.2           HealthWarehouse.com, Inc. Amended and Restated Bylaws.

4.1           Form of Common Stock Purchase Warrant.

4.2           Senior Secured Convertible Promissory Note dated November 8, 2010 in the amount of $500,000 payable by the Company to the order of Milfam I L.P.

4.3           Senior Secured Convertible Promissory Note dated November 8, 2010 in the amount of $500,000 payable by the Company to the order of HWH Lending LLC.

10.1           Securities Purchase Agreement dated November 8, 2010.

10.2           Loan and Security Agreement dated November 8, 2010 among HealthWarehouse.com,Inc. and Hwareh.com, Inc., as Borrowers, HWH Lending LLC, and Milfam I L.P. as Lenders.

10.3           Investor Rights Agreement dated November 8, 2010.

99.1           Press Release dated November 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2010	HEALTHWAREHOUSE.COM, INC.

By: /s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer